September 10, 2018

Re: Waiver and Consent re: Senior Unsecured Notes Offering ("Waiver")

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement dated as of September 29, 2017, as amended by that certain First Amendment to the Note Purchase Agreement dated as of June 21, 2018 (as further amended, modified or revised from time to time, the "Note Purchase Agreement"), among Conifer Holdings, Inc., a Michigan corporation (the "Company"), Elanus Capital Investments Master SP Series 3 (the "Purchaser") and the other purchasers from time to time party thereto. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

The Company has informed the Purchaser that it intends to conduct a public offering (the "Offering") of up to $32,000,000 of senior unsecured notes (the "Senior Notes") and that, in connection with the Offering, it intends to prepay all or a portion of the Note issued in favor of the Purchaser (the "Elanus Note"). The Company has requested that the Purchaser waive, in connection with the Offering, the following provisions of the Note Purchase Agreement: (i) the requirement in Section 8.1(a) that any prepayment of the Notes between July 31, 2018 and October 31, 2018 be a prepayment of all of the Notes (the "Prepayment Requirement"), (ii) the requirement in Section 8.1(c) that the Company provide the holder of a Note written notice of optional prepayment under Section 8.1 not less than 30 days prior to the date fixed for such prepayment (the "Notice Requirement"), (iii) the restriction on the incurrence of additional unsecured Indebtedness in excess of $1,500,000 under Section 10.2(i) (the "Unsecured Indebtedness Covenant") and (iv) the proviso in Section 17.1 limiting the amount of Senior Debt to $10,000,000 (the "Senior Debt Limitation"). Additionally, the Company and the Purchaser desire to refinance any outstanding amount of indebtedness due under the Note Purchase Agreement after the Offering on mutually agreeable terms.

In consideration of the covenants contained in the Note Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged: (i) the Purchaser and the Company hereby agree that, in lieu of the Prepayment Requirement, in connection with the Offering, the Company will use the proceeds from the Offering to prepay all, or a portion of the Notes at 100% of the principal amount outstanding, plus the accrued but unpaid interest accrued to but excluding the date of payment, on any date on or after September 10, 2018, through and including October 31, 2018, (ii) the Purchaser agrees that, in lieu of the Notice Requirement, in connection with the Offering, the Company may give the Purchaser notice of optional prepayment of the Elanus Note not less than one Business Day prior to the date fixed for such prepayment under Section 8.1 of the Note Purchase Agreement, (iii) the Purchaser consents to the Offering, (iv) the Purchaser waives the Unsecured

Indebtedness Covenant with respect to the Senior Notes, (v) the Purchaser agrees that the aggregate principal amount of Senior Notes at any time outstanding will not reduce the amount of unsecured Indebtedness the Company and its Subsidiaries are permitted to incur pursuant to the Unsecured Indebtedness Covenant and (vi) the Purchaser raises the Senior Debt Limitation to $42,000,000. Following the completion of the Offering, the Company and the Purchaser agree to negotiate in good faith to refinance any outstanding amount of indebtedness due under the Note Purchase Agreement prior to October 31, 2018. This Waiver is limited and shall not constitute a waiver or consent with respect to any other current or future departure from the requirements of, violation of, or noncompliance with any provision of the Note Purchase Agreement or the Elanus Note or a waiver of the Purchaser's right to insist upon strict compliance with each term, covenant, condition and provision of the Note Purchase Agreement and the Elanus Note.

Delivery of an executed signature page of this Waiver or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof. The Note Purchase Agreement is confirmed as being in full force and effect. This Waiver shall be governed by and construed in accordance with the laws of the State of New York. Sections 22.7 and 22.8 of the Note Purchase Agreement are incorporated herein *mutatis mutandis*.

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Waiver as of the date first listed above.

ELANUS CAPITAL INVESTMENTS
MASTER SP SERIES 3

By: ______________________
Name: Matthew Moniot
Title: Managing Member

CONIFER HOLDINGS, INC.

By: ______________________
Name: Brian J. Roney
Title: President